Exhibit 1A-9

PCIFLIE MOTOR VEHICLES Audited Financials Statements for the Years Ended December 31, 2021 and 2020 ATLIS Motor Vehicles, Inc. A Delaware Corporation ATL|Smotorvehicles.com IRS Employer Identification No. 81-4380534 (602) 309-5425 1 .I*»..._.-. n.-.~--. '_ lll 2,331 nosocmiss .n1:4ur: srlrrr 350 ct. mcirmo. c\ 90245 r Itl0.=lI7~22m I are wwiupragermcltstcom PragerMetis REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTIIG Flill To the Board of Diredors and Stockholders oi Atﬁs Motor Vehicles. Inc. Oplnion on the Financial Statements We have audted the accompanying balance sheets ofAtlis Motor Vehicles. Inc. (the Company) asofDeoember31.2021 md2020.andﬂiere|atedstetemeritsoloperatiorle.stockholda's‘ deﬁcit. and cash ftcms for each otthe years it the two-year period ended December 31, 2021, md the related notes (oollecivaty referred to as the ﬁnancial stebrnents). In om opinion, the ﬁnancial statements present fity, in dl material respeﬂs. lie ﬁnancial position of the Company asofDecanber31,202l and 2020andIieresr.lmotitsoperstioneanditscashtlowstoreach of the yeus in be two-year period ended Deoerrber. 2OQ1_ it oontormity with accomfng prindples generally accepted in the United States of America. Change In Accounting Prlncble AsdiswssedinNoteltotheﬁriaricialstetanc1ts.theConpanyelectedtochsngensmethod oteooouniig forstcclr awards to in employees. Going Ooncem The aocompmyiig consolidated fnancial statements were prepared assuming the Company will cor|tinueasagoirigconoem.AsdiswssedinNote 1 tothefnancielatatements. asof December 31. 2021. the Company had recurriig losses from operations and en accuntlated deﬁcit. These conditions. among others. raise substantial doubt abort its ability to oontiius as a goiig conoem. Mmagernsnfs plans concerning these matters are also described i1 Note 1. 1heinanciatstatementsdonotir\clu$emyedjJstrnartsﬂ1atniQit resultfromtheor.ncomeof this umeminty. Balls for Opinion These ﬁnmdal statements are the responsibility ol the Corrq>any's rnanegsrnait. Ou' responsibility is to express an opmon on the Cornparry‘s ﬁnancial statements based on Oil‘ audits. We are a public acoouniig ﬁrm registered wilt the Pubic Company Aocotnting Oversight Board (United States) (PCAO6) and we reqtied to be iidependem with respect to the Company in accordance with the U.S. federal securities laws and the applicable rtles and regulations of the Securities and Exdiange Commission and the PCAOB. We conducted ou audna in ecoordanoe with the standards of the PCAOB. Thoee stanxrds require that we plan and perform the audit to obtdn remonwle assurance about whether the ﬁnancial statements are free of nntuial misstdament whether due to error or fraud. The Compmyisnotrequiredtohavenorwereweenpgedtoperforrmaneluditofitsinternat control over ﬁnancid reporfng. As part of our audits, we are reqtied to obtaii an mderstaming of iitsmal conlol over ﬁnancid reporting. but not for the purpose of expressing m opmon on the elbctivenees of the Company's intemal control over ﬁnendal reportiig. Accortiigly, we express no such opinion. Our audits included performing procedures to assess the risks of malarial nisstatemant of the ﬁnancial statements. whether due to error or fraud. and performing procedures that respond to those risks. Sud‘: procedures included examining. on a test basis. evidence reyrding the rnounts md disclosures in the fnancial stabments. Our autils also iiaided evaluating the accotnting priiqiles used and signiﬁcant estimabs made by management, as welt as 2 evaluating the overall preserlation of the fnancial staements. We believe that our audits provide a reasonable basis for our opinion. 54644 C//s LLP W9h8V8SBN8dB8\fDCOﬂ1PH'lY88U(ﬂOf5iI‘lW2020. E|SBg.I‘bd0.cﬂifOﬂiB May13.2022 3 ASSETS Current Assets Cash Prepaid Expenses Other Receivables TOTAL CURRENT ASSETS Fixed Assets, Net Intangibles , Net Other Assets Security Deposits Vendor Deposits TOTAL OTHER ASSETS TOTAL ASSETS The accompanying notes are an integral part of these ﬁnancial statements ATLIS Motor Vehicles, Inc. Balance Sheet December 31, 2021 and 2020 2021 $3,146,134 290,265 342 3,436,741 980,028 2020 As Adiusted $42,994 1,843 3,280 48,117 49,810 4 11,074 90,222 96,164 186,386 $4,614,229 87,678 58,312 145,990 $243,917 LIABILITIES AND STOCKHOLDERS‘ EQUITY (DEFICIT) Current Liabilities Accounts Payable Accrued Expenses Payroll Tax Liabilities Paycheck Protection Program Loan Deferred Rent — Current Portion TOTAL CURRENT LIABILITIES Other Liabilities Deferred Rent TOTAL LIABILITIES Shareholders‘ Equity (Deﬁcit) Class B stock, par value $0.0001; 1 authorized; 0 issued and outstanding as of December 31,2021 Class C stock, par value $0.0001; 15,000 authorized; 5,000 issued and outstanding as of December 31, 2021 Class D stock, par value $0.0001; 41,925,572 authorized; 25,725,370 issued and outstanding as of December 31, 2021 Class A Common Stock, par value $00001; 54,307,968 authorized; 6,854,576 issued and outstanding as of December 31, 2021: 14,845,067 shares issued and outstanding as of December 31, 2020 Additional Paid-in Capital Accumulated Deﬁcit TOTAL STOCKHOLDERS’ EQUITY (DEFICIT) TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) Z021 65,902 166,684 56,728 397,309 22,412 709,035 103,633 812,668 1 2,573 684 151,733,673 $ 2020 As Adusted 122,787 96,558 613,326 92,931 12,006 937,608 126,045 1,063,653 1,485 13,378,066 047,935,370) (14,199,2ss) $ 3,801,561 $ (819,737) $ 4,614,229 $ 243,916 The accompanying notes are an integral part of these ﬁnancial statements 5 ATLIS Motor Vehicles, Inc. Statement of Operations For the Years Ended December 31, 2021 and 2020 Revenue Operating Expense Employee Stock Based Compensation Salaries and Employee Beneﬁts Legal and Professional General and Administrative Research and Development Advertising Payroll Taxes Depreciation and Amortization Rent Total Operating Expenses Loss from Operations Other Expenses Interest Expense Other Income (Expense) Total Other Expenses Net Loss The accompanying notes are an integral part of these ﬁnancial statements 2021 $ . 123,245,040 3,792,812 767,276 576,753 1,655,365 2,677,641 420,439 89,053 457,245 2020 As Aifusted 7,304,600 2,396,903 347,802 150,025 574,483 397,181 147,511 6,317 325,907 133,681,624 11,650,729 (1s3,ss1,s24) 54,458 (11,eso,129) 291 13,192 54,458 13,483 $(133,736,082) $ (11,664,212) 6 Balance December 31, 2019 (as previously reported) Change in Accounting Policy (Note 1) Balance December 31, 2019 (as adjusted) Net Loss -2020 Shares issued for services Common Stock issued Stock based compensation Balance - December 31, 2020 Net Loss 2021 Common Stock issued Series D Stock issued Shares issued for services and rent guarantees Founder Class A shares relinquished Stock based compensation expense: employees Stock based compensation expense: non-employees Balance - December 31, 2021 ATLIS Motor Vehicles, Inc. Statement of Changes in Shareholders’ Deﬁcit For the Years Ended December 31, 2021 and 2020 Common Stock Class A Class C Class D Additional Accumulated Number Amount Number Amount Number Amount Paid-in Deficit Total Capital 14,183,208 14,183,208 $1,418 $1,418 $ 7,155,345 (4,654,000) - $ - - $ -$ 2,501,345 $ (7,384,714) $ (227,951) 4,849,638 195,638 $ (2,535,076) $ (32,313) 70,100 591 ,759 7 59 80,387 - - 3,491,735 7,304,600 (11,664,212) (11,664,212) 30,394 3,491,794 7,304,600 14,645,067 $ 1,484 - $ - - $ -$13,713,597 $(14,199,288) 6 (819,738) 1,977,009 32,500 (10,00o,0o0) 197 3 (1,000) 14,924,196 25,725,370 2,573 - 5,000 1 186,371 122,676,612 568,428 (133,736,os2) (13a,7a6,0s2) 14,924,393 2,573 166,375 (1,000) 122,676,612 568,428 6,854,576 $ 684 5,000 $ 1 25,725,370 $2,573 $151,733,673 $(147,935,370) $ 3,801,561 The accompanying notes are an integral part of these ﬁnancial statements 7 ATLIS Motor Vehicles, Inc. Statement of Cash Flows For the Years Ended December 31, 2021 a Cash Flows From Operating Activities Net Loss Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and Amortization Expense Stock based compensation Shares issued for services Forgiveness of Paycheck Protection Program Loan Change in accounting policy impact Write-off of Shareholder Receivable for services Changes in operating assets and liabilities Change in Prepaid Expenses Change in Other Receivables Change in Accounts Payable Change in Accrued Expenses Change in Payroll Liabilities Change in Deferred Rent nd 2020 2021 $ (133,736,082) 89,053 123,245,040 186,375 (92,931) (288,422) 2,938 (58,885) 10,128 (554,830) (12,001) Z020 As Arfusted $ (11,664,212) 8,311 1,304,800 80,394 (195,838) (1,000) (1 ,843) (2,280) 122,788 94,552 779,485 138,051 Net Cash Flows Used In Operating Activities (11,141,825) (3,338,188) Cash From Investing Activities Purchase of Fixed Assets Intangibles - Patent Purchase of Security Deposits Purchase of Vendor Deposits (1,018,188 (1155 (2,544 (31,852) 2,83, (43,739) (87,677) (58,314) Net Cash Flows Used In Investing Activities (1,010,139) (189,130) Cash From Financing Activities Proceeds from Paycheck Protection Program Loan Proceeds from Stock issuance Repayment of Loans Payable 397,309 14,924,196 92,931 3,491,134 (18,220) Net Cash Flows From Financing Activities Net increase in Cash Cash at Beginning of the Period 15,321,505 3,103,141 42,993 3,566,445 37,931 5,064 Cash at the End of Period $ 3,146,134 $ 42,993 Supplemental Disclosure of Cash Flow Information Cash paid during the year for: Interest $ _ $ 291 Income Taxes $ 800 $ 12,633 The accompanying notes are an integral part of these ﬁnancial statements 8 Note 1 — Orqanization and Basis of Presentation Organization ATLIS Motor Vehicles lnc. (“the Company" or ATLIS), based in Arizona, was incorporated in 2016. ATLIS is a mobility technology company developing products that will power work. ATLIS is building an electric vehicle technology platform for heavy and light duty work trucks used in the agriculture, sen/ice, utility, and construction industries. To meet the towing and payload capabilities of legacy diesel-powered vehicles, ATLIS is developing proprietary battery technology and a modular system architecture capable of scaling to meet the specific needs of the all-electric vehicle. Going Concern The accompanying financial statements have been prepared on a going concern basis which implies the Company will continue to meet its obligations for the next 12 months as of the date these financial statements are issued. The Company had an accumulated deficit of $147,935,370 as of December 31, 2021. The Company also had a net loss of $133,736,082 for the year ended December 31, 2021. On February 11, 2021, the Company received $397,309 in the form of a loan from the Paycheck Protection Program, (see Note 7). The Company also raised an additional $14,924,196 and $3,491,734 from the sale of common stock in 2021 and 2020, respectively. The Company continues to raise capital through stock sales and investment campaigns. The Company cannot provide any assurance that unforeseen circumstances that could occur at any time within the next twelve months or thereafter will not increase the need for the Company to raise additional capital on an immediate basis. These matters, among others, raise substantial doubt about the ability of the Company to continue as a going concern. These financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's management is addressing this risk by pursuing all available options for funding which includes seeking private investments as well as potentially going public. Our success depends on achieving our strategic and ﬁnancial objectives. ATLIS has spent the past few years developing technology that will electrify work. ln 2021, we delivered on our commitment to build and prove out our superior battery technology and to successfully deliver the XT prototype. In 2022, we plan to become revenue generating and to secure sufficient funding to execute on our operational milestones. The company will continue to leverage Regulation A+ crowdfunding campaigns to fund operations until significant capitalization occurs. Change in Accounting Policy The Company previously valued stock awards to employees based on a fair market value that was derived from recent arm’s length transactions involving the sale of stock at the time shares were awarded. The Company changed its accounting policy during 2021 to value stock awards based on appraisal of fair market value that considered all available information material to the value of the Company, including the present value of anticipated future cash ﬂows and other relevant factors such as a discount for lack of marketability (“appraisal method"). The same method was used to value awards in prior years. As a result, the company revised the previously recorded share-based compensation expenses based on the use of the appraisal method. Adjustments for previously issued ﬁnancial statements for the year 2020 have been revised to present the new accounting policy of applying the appraisal method. The impact for the year 2019 was recorded as a prior period adjustment in the year of 2020. December 31, 2020 Balance Sheet As previously reported Impact of change As Adjusted Payroll tax liabilities $ 1,376,371 $ (763,045) $ 613,326 Additional Paid-in Capital 29,769,072 (16,391,006) 13,378,066 Accumulated Deﬁcit (31,353,337) 17,154,049 (14,199,288) 9 December 31, 2020 Statement of Operations As previously reported Impact of change As Adjusted Employee Stock Based Compensation 18,706,075 $ (11,401,475) $ 7,304,600 Payroll Taxes 714,917 (567,406) 147,511 Legal and professional 683,332 (335,530) 347,802 Net LOSS (23,968,623) 12,304,411 (11,664,212) COVID-19 We have experienced challenges to our business arising from the COVID-19 pandemic and related governmental directives, and we expect to continue facing these challenges for the foreseeable future. COVID-19 crisis has caused and may continue to cause disruptions to our supply chain, including our access to critical raw materials and components, many of which require substantial lead time, or cause a substantial increase in the price of those items. The impact of the COVID-19 pandemic continues to evolve and its ultimate duration, severity and disruption to our business, customers and supply chain, and the related ﬁnancial impact to us, cannot be accurately forecasted at this time. Should such disruption continue for an extended period, the adverse effect on our business, results of operations, ﬁnancial condition and/or cash flows could be more severe than previously anticipated. Basis of Presentation The Company’s financial statements are prepared in conformity with U.S. generally accepted accounting principles (GAAP), which requires us to make estimates based on assumptions about current, and for some estimates, future economic and market conditions which affect reported amounts and related disclosures in our ﬁnancial statements. Although our estimates contemplate current and expected future conditions, it is reasonably possible that actual conditions could differ from our expectations, which could materially affect our results of operations, our financial position and cash ﬂows. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided. Note 2 - Summary of Signiﬁcant Accounting Policies Use of Estimates The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company‘s most significant estimates and judgments involve valuation of the Company‘s stock-based compensation, including the fair value of common stock. Management bases its estimates on historical experience and on other assumptions believed to be reasonable. Actual results may differ from those estimates. Concentration of Credit Risks The Company is subject to concentrations of credit risk primarily from cash and cash equivalents. The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased, to be cash equivalents. During the year ended December 31, 2021 and 2020, the Company did not have any cash equivalent balances The Company’s cash accounts are held at a high-credit-quality financial institution and are insured by the Federal Deposit Insurance Corporation, or the FDIC, up to $250,000. From time-to-time, the Company’s bank balances exceed the FDIC insurance limit. To reduce its risk associated with the failure of such financial institutions, the Company periodically evaluates the credit quality of the financial institution in which it holds deposits. 10 Revenue Recognition The Company recognizes revenue in accordance with Accounting Standards Codification, or ASC 606, the core principle of which is that an entity should recognize revenue to reﬂect the transfer of promised goods or sen/ices to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. The Company performs the following five-step analysis: (i) identiﬁcation of contract with customer; (ii) determination of performance obligations; (m) measurement of the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisﬁes each performance obligation. The Company’s is not currently in production and therefore does not have any revenue as of December 31, 2021 and 2020. Fair Value of Financial Instruments The Company accounts for assets and liabilities measured at fair value on a recurring basis in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, or ASC 820. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below: Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities. Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data. Level 3: Unobsen/able inputs for which there is little or no market data, which require the use of the reporting entity's own assumptions. Additional Disclosures Regarding Fair Value Measurements The carrying value of cash, accounts payable, and accrued expenses approximate their fair value due to the short- term maturity of these items. Advertising The Company uses media networks, including, but not limited to online and social media platforms to build excitement and awareness for the product and brand. In addition, advertising is a primary driver for our Regulation A funding campaigns. Advertising costs for years ended December 31, 2021 and 2020 were $2,677,641 and $397,181 respectively. Income Taxes Income taxes are accounted for in accordance with the provisions of ASC Topic 740, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized, but no less than quarterly. 11 Property and Eguigment Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of five years. Maintenance and repairs are charged to expense as incurred. Signiﬁcant renewals and betterments are capitalized. The Company has a capitalization policy of $2,500. All individual asset purchases over $2,500 are capitalized. Long-Lived Assets In accordance with ASC 360-10, the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. Research and Development Expenses Research and development costs are charged to operations when incurred and are included in the operating expenses. The amounts for the years ending December 31, 2021 and 2020 are $1,655,365 and $574,483 respectively. Common Stock The total number of shares of stock which the Company shall have authority to issue is 96,248,541 shares of Common Stock at $00001 par value per share. The Company is authorized to issue: 54,307,968 shares of Class A Common Stock, one share of Class B Common Stock, 15,000 shares of Class C Common Stock and 41 ,925,572 shares of Class D Stock. The Class A Common Stock entitles its holders to one vote per share on matters submitted for stockholder action. As of the date of this Notice, there are 6,854,576 shares of Class A Common Stock outstanding and 46,123,737 options for shares of Class A Common Stock. The Class B Common Stock is nonvoting stock. The share of Class B Common Stock authorized for issuance is not issued and outstanding. The Class C Common Stock entitles its holder to one vote per share on matters submitted for stockholder action. The holder of a majority of the Class C Common Stock is entitled to elect a director to the Board. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Class C Common Stock are entitled to receive a per share cash amount equal to $8.24 before any payment is made to the holders of other classes of capital stock. Upon a sale or transfer of Class C Common Stock, the sold or transferred shares shall be converted into an identical number of shares of Class A Common Stock. In 2021, the Company issued Class D shares of Common Stock. The Class D Stock entitles its holders to 10 votes per share on matters submitted for stockholder action. The shares of Class D Stock are not entitled to receive any dividends or any distribution on a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Class D shares are not convertible, are deemed to have no economic value, and upon a holder's cessation of sen/ice to the Company, such holder shall, on the one-year anniversary of such cessation, surrender to the Company for no consideration all shares of Class D Stock owned by such holder. 12 The breakdown of common stock outstanding by class is as follows: Shares outstanding as of December 31, Voting rights 2021 2020 Class A 1 vote per share 6,854,576 14,845,067 Class C No vote 5,000 - Class D 10 votes per share 25,725,370 - 32,584,946 14,845,067 Share-Based Compensation — Stock Options The Company accounts for stock-based compensation in accordance with ASC Topic 718 (ASC 718), Compensation-Stock Compensation. Underthe fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period, which is considered to be the vesting period if service period is not deﬁned. On Aug 24, 2021, the Company modiﬁed its share-based employee compensation to options-based compensation. In order to ensure consistency across all current and former employees, the Company offered all current and former employees with existing stock grants the option to relinquish their ATLIS shares for ATLIS options at an average ratio of 6.64 options for every share relinquished. This expense was determined by applying the Black-Scholes model on the third-party appraisal value of the underlying share price for each stock as of August 24, 2021. Common Stock Awards - Non Emgloyees The Company granted common stock awards to non-employees in exchange for services provided. We determine the fair value of the stock-based compensation awards granted to non-employees as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either of (i) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (ii) the date at which the counterparty’s performance is complete. The share-based payments related to common stock awards for the settlement of services provided by non-employees is recorded on the statement of operations in the same manner and charged to the same account as if such settlements had been made in cash. The Company granted non-employees 32,500 shares of common stock at an appraisal value of $186,370 during 2021 and 70,100 shares of common stock at an appraisal value of $80,387 during 2020. Recent Accounting Pronouncements In December 2019, the FASB issued Accounting Standards Update, or ASU, 2019-12. Simplifying the Accounting for Income Taxes which amends ASC 740 Income Taxes, or ASC 740. This update is intended to simplify accounting for income taxes by removing certain exceptions to the general principles in ASC 740 and amending existing guidance to improve consistent application of ASC 740. This update is effective for ﬁscal years beginning after December 15, 2021. The guidance in this update has various elements, some of which are applied on a prospective basis and others on a retrospective basis with earlier application permitted. The Company is currently evaluating the effect of this ASU on the Company’s ﬁnancial statements and related disclosures. In February 2016, the FASB issued ASU 2016~O2, "Leases" (Topic 842). This guidance will be effective forﬁscal years beginning after December 15, 2021 including the interim periods within those fiscal years. Under these provisions, all lessees will report a right-of-use asset and a liability for the obligation to make payments for all leases with the exception of those leases with a term of 12 months or less. All other leases will fall into one of two categories: (i) Financing leases, similar to capital leases, which will require the recognition of an asset and liability, measured at the present value of the lease payments and (ii) Operating leases which will require the recognition of an asset and liability measured at the present value of the lease payments. The Company will adopt this standard on January 1, 2022 and recognize assets and liabilities arising from any leases that meet the requirements under this standard on the adoption date and included qualitative and quantitative disclosures in the Company’s notes to the consolidated ﬁnancial statements. 13 Note 3 — Property and Eguigment Assets Office Equipment Furniture and Fixtures Leasehold Improvements Tools and Plant Equipment Vehicles Accumulated Depreciation Net Fixed Assets December 31,2021 December 31, 2020 $ 28,414 $ 35,553 129,860 829,899 59,449 28,414 35,972 $ 1,083,175 $ 103,147 64,386 14,576 $ 980,028 $ 49,810 ATLIS recorded depreciation and amortization expense related to property and equipment in the amount of $89,053 in 2021 and $6,317 in 2020. In accordance with ASC 360-10, the Company evaluated its long-lived assets for potential impairment. We determined that a potential triggering event occurred due to ongoing losses. The company also determined the asset group has not experienced an impairment given that the assets were recently purchased and the estimated useful life of these assets was not impacted. Note 4 — Intangible Assets Assets December 31, 2021 December 31,2020 Patents $ 11,555 $ - Accumulated Amortization $ 481 $ - Net Intangible Assets $ 11,074 $ - ATLIS recorded amortization expense related to the issuance of a patent number 11.069945 on July 20, 2021. Amortization of patents is over ten-year period. The amortization amount for 2021 was $481. Patent expense for patents in process are recorded to Prepaid Assets. Note 5 — Related Party Transactions ATLIS follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. We evaluated our transactions and did not identify any signiﬁcant related party transactions as of December 31, 2021 and 2020. The note payable to Mark Hanchett at December 31, 2019 was repaid in full on January 15, 2020. Note 6 — Income Taxes Deferred income taxes reﬂect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for ﬁnancial reporting purposes and the amounts used for income tax purposes. The Company recorded the valuation allowance due to the uncertainty of future realization of federal and state net operating loss carryforwards. The deferred income tax assets are comprised of the following as of December 31, 2021 and 2020: 14 Q Q Deferred income tax assets: $ 34,912,200 $ 5,638,610 Valuation allowance (34,912,200) (5,638,610) Net total $ -$ - At December 31, 2021, the Company had net operating loss carryforwards of approximately $148,000,000 and net operating loss carryfon/vards through 2037. The current year's net operating loss will carryfon/vard indeﬁnitely. In December 2017, the U.S. Tax Cuts and Jobs Act of 2017 ("Tax Act") was enacted into law which signiﬁcantly revises the Internal Revenue Code of 1986, as amended. The newly enacted federal income tax law, among other things, contains significant changes to corporate taxation, including a flat corporate tax rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted taxable income, limitation of the deduction for newly generated net operating losses to 80% of current year taxable income and elimination of net operating loss ("NOL") carrybacks, future taxation of certain classes of offshore earnings regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits beginning in 2018. The current income tax benefit of approximately $34,912,200 was generated for the year ended December 31, 2021 was offset by an equal increase in the valuation allowance. The valuation allowance was increased due to uncertainties as to the Company‘s ability to generate sufﬂcient taxable income to utilize the net operating loss carryfonivards which is the only significant component of deferred taxes. Reconciliation between the statutow rate and the effective tax rate is as follows as of December 31, 2021 and 2020: 2021 2020 Effective Tax Rate Reconciliation: Federal statutory tax rate 21% 21% State taxes, net of federal benefit 0% 0% Change in valuation allowance (21%) (21%) Effective Tax Rate 0% 0% The Company recognizes interest and penalties related to uncertain tax positions in general and administrative expense. As of December 31, 2021 and 2020 the Company has no unrecognized uncertain tax positions, including interest and penalties. The Company's federal income tax returns for tax years ended December 31, 2018 and beyond remain subject to examination by the Internal Revenue Service. The returns for Arizona, the Company's most signiﬁcant state taxjurisdiction, remain subject to examination by the Arizona Department of Revenue for tax years ended December 31, 2017 and beyond. Note 7 — Paycheck Protection Program Loan On Februaiy 11, 2021, ATLIS was granted a loan from Washington Federal Bank, in the aggregate amount of $397,309, pursuant to the Paycheck Protection Program (“PPP”). The was granted under the provisions of the second offering of PPP loans by the Small Business Association. The loan, which was in the form of a Note dated February 11, 2021, issued to ATLIS, matures February 11, 2026 and bears interest at a rate of 1.0% annually. The Note may be prepaid by the Borrower at any time prior to the maturity with no prepayment penalties. Funds from the loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities and interest on other debit obligations incurred before February 15, 2020. ATLIS has used the entire loan amount for qualifying expenses. Subsequently, this PPP note was fully forgiven on April 13, 2022 15 On April 30, 2020, ATLIS was granted a loan from Washington Federal Bank, in the aggregate amount of $92,931, pursuant to the Paycheck Protection Program ("PPP") under Division A, Title 1 of the CARES Act, which was enacted March 27, 2020. This PPP note was fully forgiven on July 12, 2021. Note 8 — Commitments and Contingencies Lease Obligations and Deferred Rent ATLIS entered into a lease agreement on February 12, 2020 with Majestic Mesa Partners to lease the building located at 1828 North Higley Road in Mesa, Arizona. The Lease term is five years and three months, commencing on April 1, 2020. The lease has graduated payments resulting in Deferred Rent being recorded in the financial statements. The lease terms are as follows: Lease Term Lease Months 1 through 7 Lease Months 8 through 12 Lease Months 13 through 24 Lease Months 25 through 36 Lease Months 37 through 48 Lease Months 49 through 60 Lease Months 61 through 63 Base Rent per Month $14,133.24 $28,266.48 $29,114.47 $29,987.91 $30,887.55 $31,814.17 $32,768.60 The Company paid $84,799 to Majestic Mesa as a security deposit on the lease of the property. Legal Proceedings We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal or regulatory proceedings in the ordinary course of business. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our ﬁnancial condition or results of operations. Vendor Deposits ATLIS paid $58,312 to Salt River Project (SRP), the Arizona utility company, as a refundable deposit for engineering services for implementation of additional electricity capacity to facilitate the development of Atlis 1.5MW AMV charging capabilities. The Company expects this construction project to begin in 2022. In 2021, ATLIS paid deposits to vendors for new equipment purchases in the amount of $37,853 which was received in 2022. Payroll Taxes Payable The Company has payroll tax obligations of $56,729 and $613,326 as of December 31, 2021 and 2020. The Company has recorded a payroll tax liability and expense for the Employee Stock Awards granted in 2021 and 2020 in the amount of $49,860 and $567,406. ATLIS is current on its 2021 payroll tax liability obligations and has a credit for overpayment of state income tax withholding to Arizona in the amount of $5,765. 16 2021 Federal Payroll Taxes — Excluding Employee Stock Awards $ 12,489 Federal Payroll Taxes — Employee Stock Awards 48,905 State Payroll Taxes (4,665) 2020 $510,063 103,263 $ 56,729 $613,326 Total Payroll Taxes Payable Contingencies There are no contingencies recorded on the Company‘s balance sheet as of December 31, 2021 and as of December 31, 2020. Note 9 — Stockholders‘ Eguity (Deficitl The Company accounts for stock-based compensation in accordance with ASC Topic 718 (ASC 718), Compensation-Stock Compensation. Underthe fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense over the requisite service period, which is considered to be the vesting period if service period is not deﬁned Prior to and up until 3Q 2021, the Company awarded employees grants in common stock as part of employee compensation, which typically vested over 4 years. Upon vesting, the company recorded employee stock compensation to additional paid-in- capital as the shares were vested but not issued. The share value was calculated based on the most recent funding event. Subsequently, the Company changed its accounting policy to value company shares based on appraisal of fair market value that considered all available information material to the value of the Company, including the present value of anticipated future cash ﬂows and other relevant factors such as a discount for lack of marketability. The same method was applied retrospectively to value stock grant awards in prior years. As a result, the company revised the previously recorded share-based compensation expenses based on the use of the appraisal method. On August 24, 2021, the Company offered employees the option to convert their vested stock grants into stock options at weighted average conversion ratio of approximately 6.64 options for every share grant. A condition of the conversion was the relinquishment of all prior awarded stock through the August 24, 2021 conversion date. Although not all, a majority of former and current employees at the time elected to convert their shares to options. The Company accounted for this transaction as a modification as per ASC 718, which resulted in the Company recording $114,579,500 of incremental compensation expense during Fiscal year 2021. The originally vested stock grants were unissued as of the modification date with the exception of 10,000,000 Class A shares held by Mark Hanchett, who subsequently relinquished these on August 24, 2021. On August 24,2021, the Company issued 25,725,370 Class D stock to the CEO and the President. Between August 24, 2021 and December 31, 2021, Atlis awarded 578,400 options to new employees, non-employees and to our Director of Board. We use the Black-Scholes option-pricing method for valuing stock option awards. Calculating the fair value of stock option awards requires the input of subjective assumptions. Other reasonable assumptions could provide differing results. The fair value of stock options at the grant date was determined using the following assumptions as of December 31, 2021. Fiscal Year Ended Black-Scholes Valuation Assumptions December 31, 2021 Expected average life (in years) 7.0 Expected volatility 73.56% Risk-free interest rates 0.06% Expected dividend yield 0% Compensation expense was determined by applying the Black-Scholes model on the appraised value of the underlying share price for each stock on the grant date. 17 STOCK-BASED COMPENSATION ACTIVITY Options RSUs* Shares Weighted Weighted average average exercise contractual price term (in years) Shares Weighted average grant date fair value Outstanding at January 1, 2021 Granted Exercised Modified to Options Forfeited Expired 45,614,206 467,137 $ . 7.00 7 7.00 3,723,841 2,365,388 5,209,672 $2.79 3.25 7.00 Outstanding at December 31, 2021 45,417,069 $ 7.00 7 1,344,657 Exercisable at December 31, 2021 27,375,248 $ 7.00 6.33 " ’ Class D stock are not included as they have no economic value ’* Weighted average contractual term for exercisable stock is the remaining life of the contract term Note 10 — Subseguent Events The Company received cash inflows from the stock sales via campaigns and private investors. The current stock campaign via crowd funding is through Fund America. The Company has raised $6,657,066 from January 1, 2022 through May 12,2022 and has issued 492,386 shares of common stock during this period. Management has evaluated events subsequent to the balance sheet date through May 13, 2022, the date in which the financial statements were available to be issued. It has concluded that there are no additional effects that provide additional evidence about conditions that existed at the balance sheet date that would require recognition in the financial statements or related note disclosures in accordance with FASB ASC 855 Subsequent Events.